UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 1, 2009, several separate complaints were filed in the U.S. District Court for the Southern District of California against us and certain of our executive officers on behalf of certain purchasers of our common stock. Each of the complaints allege violations of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and have been brought as purported shareholder class actions under Sections 10(b) and 20(a) of the 1934 Act. In general, the complaints allege that we and certain of our executive officers issued materially false and misleading statements regarding our Down syndrome test under development, thereby artificially inflating the price of our common stock. The plaintiffs are seeking unspecified monetary damages and other relief.

We have not yet been served with any of the complaints nor have we responded to any of these lawsuits. We will vigorously defend against the claims advanced. The actions will be tendered to our insurance carriers.

The following information is being filed for the purpose of updating our publicly disclosed description of risk factors.

Risk Factors

You should consider carefully the following risk factor, together with all of the other information included in this Current Report. If any of such risks actually occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. The risks and uncertainties described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 in Item 1A under “Risk Factors,” and as updated in any future filings we make with the Securities and Exchange Commission, are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business.

We and certain of our executive officers have been named as defendants in recently initiated securities class action litigations that could result in substantial costs and divert management’s attention.

We are aware of lawsuits in which we, and certain of our executive officers, have been sued for alleged violations of federal securities laws related to alleged false and misleading statements regarding our Down syndrome test under development. We intend to engage in a vigorous defense of such claims. If we are not successful in our defense of such claims, we could be forced to make significant payments to our stockholders and their lawyers, and such payments could have a material adverse effect on our business, operating results or financial condition if not covered by our insurance carriers. Even if such claims are not successful, the litigation could result in substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, operating results or financial condition.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report, including statements related to the defense of the litigation described in this Current Report and any potential results of such litigation, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including that the litigation may

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result in significant costs and expenses and could divert management’s attention, that we may not be successful in defending against these claims, that we could be forced to make a significant settlement or judgment payment to the plaintiffs, and other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2008 and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: May 4, 2009	By:	/s/ Clarke W. Neumann
Clarke W. Neumann
Vice President and General Counsel

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